   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2001
                                                  REGISTRATION NO. 333-________



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                             SSP SOLUTIONS, INC.
                             -------------------
            (Exact name of registrant as specified in its charter)

             DELAWARE                         33-0757190
             --------                         ----------
 (State or other jurisdiction of           (I.R.S. Employer
  incorporation or organization)         Identification No.)

               17861 CARTWRIGHT ROAD, IRVINE, CALIFORNIA 92614
               -----------------------------------------------
             (Address of Principal Executive Offices) (Zip Code)

            SSP SOLUTIONS, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
       SSP SOLUTIONS, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN
               LITRONIC INDUSTRIES, INC. 1998 STOCK OPTION PLAN
              BIZ INTERACTIVE ZONE, INC. 2000 STOCK OPTION PLAN
              -------------------------------------------------
                           (Full title of the plan)

                                  KRIS SHAH
           CO-CHIEF EXECUTIVE OFFICER AND CO-CHAIRMAN OF THE BOARD
                             SSP SOLUTIONS, INC.
                            17861 CARTWRIGHT ROAD
                           IRVINE, CALIFORNIA 92614
                           ------------------------
                   (Name and address of agent for service)

                                (949) 851-1085
        (Telephone number, including area code, of agent for service)

                                   COPY TO:
                                   -------
                              Gregg Amber, Esq.
                             Rutan & Tucker, LLP
                    611 Anton Boulevard, Fourteenth Floor
                         Costa Mesa, California 92626
                                (714) 641-5100

                       CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED
                                                                           MAXIMUM             PROPOSED
                                                                           OFFERING             MAXIMUM             AMOUNT OF
     TITLE OF SECURITIES TO BE                      AMOUNT TO BE           PRICE PER           AGGREGATE          REGISTRATION
            REGISTERED                              REGISTERED(1)           SHARE            OFFERING PRICE            FEE
------------------------------------------------------------------------------------------------------------------------------
SSP SOLUTIONS, INC. 2001 EMPLOYEE
STOCK PURCHASE PLAN(2)
  Common Stock, $.01 par value                     1,000,000 Shares        $ $6.26(3)      $    6,260,000.00     $   1,565.00
------------------------------------------------------------------------------------------------------------------------------
SSP SOLUTIONS, INC. AMENDED AND
RESTATED 1999 EMPLOYEE STOCK OPTION PLAN(4)        668,888 Shares          $   4.65(5)     $    3,110,329.20     $     777.58
  Common Stock, $.01 par value                     3,331,112 Shares        $   6.26(6)     $   20,852,761.12     $   5,213.19
------------------------------------------------------------------------------------------------------------------------------
LITRONIC INDUSTRIES, INC. 1998
STOCK OPTION PLAN(7)
  Common Stock, $.01 par value                     83,419 Shares           $   0.70(5)     $       58,393.30     $      14.60
------------------------------------------------------------------------------------------------------------------------------
BIZ INTERACTIVE ZONE, INC. 2000
STOCK OPTION PLAN(8)
  Common Stock, $.01 par value                     821,956 Shares          $   2.11(5)     $    1,734,327.16     $     433.58
------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under any of the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Registrant is registering an aggregate of 1,000,000 shares of its Common Stock under its 2001 Employee Stock Purchase Plan pursuant to this Registration Statement. The 2001 Employee Stock Purchase Plan was approved by the Registrant's stockholders at a meeting held on August 23, 2001.

(3) Computed pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sales price reported on the NASDAQ National Market on November 8, 2001.

(4) The Registrant is registering an aggregate of 4,000,000 shares of its Common Stock under its Amended and Restated 1999 Stock Option Plan pursuant to this Registration Statement. This aggregate number represents an increase in the shares reserved for issuance under the plan, which increase was approved by the Registrant's stockholders at a meeting held on August 23, 2001. As of November 8, 2001, there were outstanding options to purchase an aggregate of 668,888 shares under the referenced plan.

(5) Computed in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. Computation is based on the weighted average per share exercise price (rounded to the nearest cent) of the outstanding options under the referenced plan, the shares issuable upon the exercise of which are registered hereby.

(6) For options that have not yet been granted under the referenced plan, computed pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low sales price reported on the NASDAQ National Market on November 8, 2001.

(7) Pursuant to this Registration Statement, the Registrant is registering all of the shares of its Common Stock that are issuable upon exercise of outstanding options under its 1998 Stock Option Plan. The 1998 Stock Option Plan was adopted by the Registrant effective April 1, 1998.

(8) Pursuant to the Agreement and Plan of Reorganization dated as of July 3, 2001, among the Registrant, Litronic Merger Corp., and BIZ Interactive Zone, Inc., the Registrant assumed, effective as of August 24, 2001, the BIZ Interactive Zone, Inc. 2000 Stock Option Plan (the "BIZ Plan"). Options to purchase an aggregate of 1,762,500 shares of common stock of BIZ Interactive Zone, Inc. were converted into options to purchase shares of the Registrant's common stock, with appropriate adjustments to the exercise price of each assumed option.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information.

      Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.  Registrant Information and Employee Plan Annual Information.

      Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

      The following documents are incorporated by reference in this Registration
Statement:

      (a) Registrant's Definitive Proxy Statement filed with the Commission on July 25, 2001, in connection with Registrant's Annual Meeting of Stockholders held on August 23, 2001.

      (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001 (File No. 000-26227).

      (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001 (File No. 000-26227).

      (d) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 19, 2001, as amended by Form 10-K/A filed with the Commission on April 30, 2001 (File No. 000-26227).

      (e) Registrant's Current Report on Form 8-K (File No. 000-26227), filed with the Commission on September 7, 2001, as amended by Form 8-K/A filed with the Commission on November 6, 2001.

      (f) Registrant's Current Report on Form 8-K (File No. 000-26227), filed with the Commission on August 23, 2001.

      (g) All reports of the Registrant filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended December 31, 2000.

      (h) The description of the Registrant's securities contained in the Registrant's registration statement on Form S-1 (File No. 333-72151) filed under the Securities Act on June 9, 1999, together with any amendment or report filed for the purpose of amending or updating such description.

      All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.

ITEM 4.  Description of Securities.

      Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

      Certain legal matters with respect to the shares will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California. As of the date of this filing, certain attorneys of Rutan & Tucker, LLP beneficially own an aggregate of approximately 44,874 shares of the Registrant's common stock.

ITEM 6.  Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the company.

      The Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

      In addition, the Registrant's Bylaws obligate the Registrant to indemnify its directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of the Registrant. The Bylaws also authorize the Registrant to purchase and maintain insurance on behalf of any director or officer of the Registrant against any liability asserted against such person in such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.

      The Registrant has entered into agreements to indemnify certain of its directors and executive officers in addition to the indemnification provided for in its Certificate of Incorporation and Bylaws. Among other things, these agreements provide that the Registrant will indemnify, subject to certain requirements, its directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by such person as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.  Exemption from Registration Claimed.

      Not Applicable.

ITEM 8.  Exhibits.

           4.1    SSP Solutions, Inc. 2001 Employee Stock Purchase Plan

           4.2 Form of SSP Solutions, Inc. 2001 Employee Stock Purchase Plan Subscription Agreement

           4.3    BIZ Interactive Zone, Inc. 2000 Stock Option Plan

           4.4    Form of BIZ Interactive Zone, Inc. Stock Option Agreement

           4.5    SSP Solutions, Inc. Amended and Restated 1999 Stock Option
                  Plan

           4.6 Form of SSP Solutions, Inc. Amended and Restated 1999 Stock Option Plan Incentive Stock Option Agreement

           4.7    Litronic Industries, Inc. 1998 Stock Option Plan*

           4.8 Form of Litronic Industries, Inc. 1998 Stock Option Plan Incentive Stock Option Agreement*

           5      Opinion of Rutan & Tucker, LLP

          23.1    Consent of Rutan & Tucker, LLP (included in Exhibit 5)

          23.2    Consent of KPMG LLP

          24.1    Power of Attorney (see p. 8)

------------

* Incorporated by reference from the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 11, 1999.

ITEM 9.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 12, 2001.

                                    SSP SOLUTIONS, INC.,
                                    a Delaware corporation


                                    By: /s/ Kris Shah
                                        --------------------------------------
                                        Kris Shah, Co-Chief Executive Officer

                              POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kris Shah, his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.


           SIGNATURE                        TITLE                    DATE
           ---------                        -----                    ----
/s/ Kris Shah                   Co-Chairman of the Board,      November 12, 2001
-----------------------------   Co-Chief Executive Officer
Kris Shah                       and Secretary (Principal
                                Executive Officer)


/s/ Marvin Winkler              Co-Chairman of the Board and   November 12, 2001
-----------------------------   Co-Chief Executive Officer
Marvin Winkler                  (Principal Executive Officer)


/s/ Thomas Schiff               Chief Financial Officer        November 12, 2001
-----------------------------   (Principal Financial Officer
Thomas Schiff                   and Principal Accounting
                                Officer)


/s/ Gregg Amber                 Director                       November 12, 2001
-----------------------------
Gregg Amber

/s/ Matthew Medeiros            Director                       November 12, 2001
-----------------------------
Matthew Medeiros

/s/ Frank Cilluffo              Director                       November 12, 2001
-----------------------------
Frank Cilluffo

                                Director                       November __, 2001
-----------------------------
Bruce Block

                                  EXHIBIT INDEX

4.1   SSP Solutions, Inc. 2001 Employee Stock Purchase Plan

4.2 Form of SSP Solutions, Inc. 2001 Employee Stock Purchase Plan Subscription Agreement

4.3   BIZ Interactive Zone, Inc. 2000 Stock Option Plan

4.4   Form of BIZ Interactive Zone, Inc. Stock Option Agreement

4.5   SSP Solutions, Inc. Amended and Restated 1999 Stock Option Plan

4.6 Form of SSP Solutions, Inc. Amended and Restated 1999 Stock Option Plan Incentive Stock Option Agreement

4.7   Litronic Industries, Inc. 1998 Stock Option Plan*

4.8 Form of Litronic Industries, Inc. 1998 Stock Option Plan Incentive Stock Option Agreement*

5     Opinion of Rutan & Tucker, LLP

23.1  Consent of Rutan & Tucker, LLP (included in Exhibit 5)

23.2  Consent of KPMG LLP

24.1  Power of Attorney (see p. 8)

---------

    * Incorporated by reference from the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 11, 1999.